Exhibit 3.2

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
06/05/2018 03:31 PM

ARTICLES OF AMENDMENT

ARTICLE I - NAME AND PRINCIPAL OFFICE ADDRESS

BUSINESS ID                194321-004
BUSINESS TYPE            Domestic For-Profit Corporation
BUSINESS NAME            PATRICK INDUSTRIES, INC.
PRINCIPAL OFFICE ADDRESS        107 W. FRANKLIN ST, PO BOX 638, ELKHART, IN, 46515-0638, USA
DATE AMENDMENT WAS ADOPTED    06/05/2018

EFFECTIVE DATE

EFFECTIVE DATE            06/05/2018
EFFECTIVE TIME            03:17PM

ARTICLE IX - GENERAL INFORMATION

DATE OF ADOPTION    06/05/2018
MANNER OF ADOPTION AND VOTE

The shareholders of the Corporation entitled to vote in respect to the amendment, adopted the proposed amendment. The amendment was adopted by: (Shareholder approval may be by either A or B).
A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows : True Shares entitled to vote (total): 25324154
Number of shares represented at the meeting: 21688409
Shares voted in favor: 21679769
Shares voted against: 5735

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
06/05/2018 03:31 PM

SIGNATURE

THE MANNER OF THE ADOPTION OF THE ARTICLES OF BUSINESS AMENDMENT AND THE VOTE BY WHICH THEY WERE ADOPTED CONSTITUTE FULL LEGAL COMPLIANCE WITH THE PROVISIONS OF THE ACT, THE ARTICLES OF INCORPORATION, AND THE BYLAWS OF THE CORPORATION.
THE UNDERSIGNED OFFICER OF THIS CORPORATION EXISTING PURSUANT TO THE PROVISIONS OF THE INDIANA BUSINESS CORPORATION LAW DESIRES TO GIVE NOTICE OF CORPORATE ACTION EFFECTUATING BUSINESS AMENDMENT OF CERTAIN PROVISIONS OF ITS ARTICLES OF INCORPORATION.
IN WITNESS WHEREOF, THE UNDERSIGNED HEREBY VERIFIES, SUBJECT TO THE PENALTIES OF PERJURY, THAT THE STATEMENTS CONTAINED HEREIN ARE TRUE, THIS DAY June 5, 2018.

SIGNATURE                /s/ Andy Nemeth
TITLE                    President

Business ID : 194321-004 Filing No. : 7926445

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
06/05/2018 03:31 PM

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
State Form 38333 (R15 /7-16)
Approved by Slate Board or Accounts, 2016

Indiana Code 23-1-38-1 et. seq.
23-1-18-3

FILING FEE: $30.00

The undersigned officer of the Corporation named In Article I below (hereinafter referred to as the “Corporation") desiring to give notice of corporate action effectuating Amendment(s) of certain provisions of its Articles of Incorporation, certifies the following facts:

This Corporation exists pursuant to: (Check appropriate box.)
X Indiana Business Corporation Law Indiana Professional Corporation Act of 1983 Indiana Benefit Corporation Act

ARTICLE I -AMENDMENT(S)
SECTIO N 1:The name or the Corporation Is: Patrick Industries, Inc.
SECTIO N 2:The date or incorporation of the Corporation (month, day, year) 01/03/1961
SECTION 3:The name of the Corporation following this amendment to the Articles of Incorporation Is: Patrick Industries, Inc.
SECTION 4:
The exact text of Article(s) __________________IX_____________________________________ of the Articles of incorporation is now as follows:

Bylaws. Except as otherwise expressly provided in these Articles of Incorporation or by the Corporation Law, the Bylaws of the Corporation may be made, altered, amended or repealed by either (1) the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, or (2) the affirmative vote, at a meeting of the Shareholders of the Corporation, of at least a majority of the vote entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article IX as a single voting group, in the case of all provisions of the Bylaws.

ARTICLE II
Date of each amendment's adoption (month, day, year) May 16, 2018

APPROVED AND FILED
CONNIE LAWSON
INDIANA SECRETARY OF STATE
06/05/2018 03:31 PM

ARTICLE III-MANNER OF ADOPTION AND VOTE (Complete applicable section.)
NOTE:Only In limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires a shareholder approval, Section 2 must be marked and either A or B completed.

SECTION 1: This amendment was adopted by the Board of Directors or Incorporators and shareholder action was not required.
X Section X
2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment.
The amendment was adopted by: (Shareholder approval may be by either A or B.)

A. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

TOTAL
SHARES ENTITLED TO VOTE	25,324,154
NUMBER OF SHARES REPRESENTED AT THE MEETING	21,688,409
SHARES VOTED IN FAVOR	21,679,769
SHARES VOTED AGAINST	5,735
B. Unanimous written consent executed on ___________________________, 20___ and signed by all shareholders entitled to vote.
ARTICLE IV - COMPLIANCE WITH LEGAL REQUIREMENTS
The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to penalties of perjury, that the statements contained herein are true, this _18__ day of May, 2018
Required if registered agent information was updated:
 By checking the box, the Signator(s) represent(s) that the Registered Agent named in the application has consented to the appointment of Registered Agent.

Signature of current officer or Chairman of the Board ________/s/ Andy Nemeth____________________	Printed name of officer or Chairman of the Board Andy Nemeth
Title of signatory President